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                                                             EXHIBIT 10.7o

                          CUBIST PHARMACEUTICALS, INC.


                  2002 STOCK IN-LIEU OF CASH COMPENSATION PLAN

            As Adopted by the Board of Directors on December 13, 2002

1.   PURPOSE AND EFFECTIVE DATE.

     The purpose of the Cubist Pharmaceuticals, Inc. 2002 Stock in-lieu of Cash Compensation Plan (this "PLAN") is to provide to employees of the Company the opportunity to receive year-end bonuses for fiscal year 2002, if any, and salary increases for fiscal year 2003, if any, in shares of common stock of the Company, par value $.001 per share (the "COMMON STOCK") in lieu of cash. In addition, this Plan also provides for the directors of the Company to receive a portion of their fees for services during fiscal year 2002 in shares of Common Stock in-lieu of cash. This Plan will enable the Company to conserve cash in an amount equal to the aggregate compensation of each Employee and Director that is issued in shares of Common Stock pursuant to this Plan.

     This Plan has been adopted as of December 13, 2002 and is effective immediately and shall terminate on January 31, 2003.

2.   DEFINITIONS.

     "BOARD" shall mean the Board of Directors of the Company.

     "COMPANY" shall mean Cubist Pharmaceuticals, Inc.

     "DIRECTOR" shall mean each person who is a director of the Company.

     "EMPLOYEE" shall mean each person who is an employee of the Company.

3.   ELIGIBILITY; MAXIMUM NUMBER OF SHARES.

     Subject to all of the terms and conditions of the Plan, each Employee and Director is eligible to participate in the distribution of Common Stock under the Plan. At no time shall the number of shares of Common Stock issued under the Plan exceed 250,000 shares of Common Stock.

4.   ISSUANCE OF SHARES.

     (a) The Company shall issue shares of Common Stock to each Employee and Director representing a portion of such person's compensation in an amount and in the manner determined by the Board.

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     (b)  The Board shall cause the Company to issue the shares of Common Stock pursuant to clause (a) above on or before January 9, 2003.

5.   EFFECT ON COMPANY RIGHTS.

     Neither the adoption of the Plan, nor any action taken pursuant to its terms, shall confer upon any Employee or Director any right to continued employment, nor interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

6.   ADMINISTRATION AND INTERPRETATION.

     The Board will have full and exclusive authority to administer the Plan, to interpret the terms of the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and to decide all questions and settle all controversies and disputes which arise in connection with the Plan. Any determination of the Board under the Plan will be binding and final on all persons claiming an interest hereunder.

7.   AMENDMENT AND TERMINATION.

     The Board may at any time and from time to time amend or terminate the Plan in any respect and for any purpose it, in its sole discretion, deems appropriate or necessary.

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